Exhibit 99.1

Press Release

Irvine, CA – February 27, 2025	Contact: Alan Peterson Email: investorrelations@ahcreit.com
American Healthcare REIT (“AHR”) Announces Fourth Quarter 2024 and Full Year 2024 Results;
Issues Full Year 2025 Guidance
American Healthcare REIT, Inc. (the “Company,” “we,” “our,” “management,” or “us”) (NYSE: AHR) announced today its fourth quarter and full year 2024 results and is issuing full year 2025 guidance.
Key Highlights:
•Reported GAAP net loss attributable to controlling interest of $(31.8) million and GAAP net loss attributable to common stockholders of $(0.21) per diluted share for the three months ended December 31, 2024. Reported GAAP net loss attributable to controlling interest of $(37.8) million and GAAP net loss attributable to common stockholders of $(0.29) per diluted share for the year ended December 31, 2024.
•Reported Normalized Funds from Operations attributable to common stockholders (“NFFO”) of $0.40 and $1.41 per diluted share for the three months and year ended December 31, 2024, respectively.
•Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 21.6% and 17.7% for the three months and year ended December 31, 2024, respectively, compared to the same periods in 2023.
•Achieved 66.6% and 28.0% Same-Store NOI growth during the three months ended December 31, 2024, from its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”), respectively, compared to the same period in 2023. Achieved 52.8% and 23.8% Same-Store NOI growth during the year ended December 31, 2024, from its SHOP and ISHC segments, respectively, compared to the same period in 2023.
•During the year ended December 31, 2024, the Company purchased over $650 million of new investments. During the three months ended December 31, 2024, the Company acquired a SHOP asset in the Atlanta MSA for a total consideration of approximately $7.5 million, before closing and transaction costs.
•In November, the Company established an at-the-market equity offering program ("ATM program") allowing the Company to sell shares of common stock for aggregate gross proceeds of up to $500 million. During the three months ended December 31, 2024, the Company issued 4,285,531 shares of common stock from its ATM program, raising gross proceeds of approximately $120.2 million. During the year ended December 31, 2024, the Company raised total gross proceeds of approximately $1.36 billion through its equity offerings and ATM program.
•The Company is issuing total portfolio Same-Store NOI growth guidance of 7.0% to 10.0% and NFFO per diluted share guidance of $1.56 to $1.60 for the year ending December 31, 2025.
•Reported a 4.2x improvement in the Company's Net Debt-to-Annualized Adjusted EBITDA from 8.5x as of December 31, 2023, to 4.3x as of December 31, 2024.
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“We have much to be proud of in AHR's first year as a listed Healthcare REIT,” said Danny Prosky, the Company’s President and Chief Executive Officer. “We delivered strong earnings and achieved attractive NOI growth across our diversified healthcare portfolio. As we look ahead to 2025, the supply and demand fundamentals within the healthcare real estate industry remain robust. AHR is steadfast in its commitment to delivering high-quality care and performance across our facilities. This year, we expect to deliver both solid earnings per share and Same-Store NOI growth, building on the successful year we had in 2024.“
Fourth Quarter 2024 and Full-Year 2024 Results
The Company’s Same-Store NOI growth results for the three months and year ended December 31, 2024, are detailed below. Same-Store NOI growth results from its managed portfolio, comprised of ISHC and SHOP segments, led the Company's growth in 2024, compared to 2023, supported by occupancy growth and NOI margin expansion over the course of the year.

Three Months Ended December 31, 2024 Relative to Three Months Ended December 31, 2023
Segment	Same-Store NOI Growth
ISHC	28.0%
Outpatient Medical	1.3%
SHOP	66.6%
Triple-Net Leased Properties	1.7%
Total Portfolio	21.6%

Year Ended December 31, 2024 Relative to Year Ended December 31, 2023
Segment	Same-Store NOI Growth
ISHC	23.8%
Outpatient Medical	0.5%
SHOP	52.8%
Triple-Net Leased Properties	3.2%
Total Portfolio	17.7%
“Our portfolio focus on senior housing investments proved to be a winning strategy as senior housing fueled strong total portfolio Same-Store NOI growth in 2024,” said Gabe Willhite, the Company’s Chief Operating Officer. “Our ISHC and SHOP segments once again produced exceptional results in the fourth quarter with 28.0% and 66.6% year-over-year Same-Store NOI growth, respectively. I believe deeply that partnering with a highly-curated list of operating partners in combination with our ability to provide more focused asset management support, continue to be key differentiators driving our performance and demonstrating the strength of our platform. In 2025, we expect continued growth driven by strong senior housing fundamentals, which we anticipate to produce outsized revenue growth opportunities relative to expense growth and sustained margin expansion.”
Transactional Activity
As previously announced, on October 1, 2024, the Company acquired a SHOP asset located in the Atlanta MSA consisting of 90 units for approximately $7.5 million, before closing and transaction costs, reflecting a price per unit of approximately $83,750. Operations at the property were transitioned to Senior Solutions Management Group, one of the Company's existing regional operators, in a RIDEA structure.
Subsequent to quarter end, the Company is under contract to acquire two SHOP assets for approximately $70.5 million. The transactions are expected to close in the first half of 2025. Both SHOP properties are expected to be operated by two of the Company's existing regional operators. Additionally, the Company also completed a lease buyout within its ISHC segment for approximately $15.9 million.
During the year ended December 31, 2024, the Company purchased over $650 million of new investments, including the minority membership interest in Trilogy Holdings that had been held by a joint venture partner. The Company has approved new ISHC development projects, including new campuses, independent living villas, and
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campus and wing expansions that will begin construction in 2025, with total expected construction costs of approximately $136.6 million.
As previously announced, on October 16, 2024, the Company sold one Outpatient Medical building for approximately $19.4 million. Additionally, during the three months ended December 31, 2024, the Company sold 10 properties from its Outpatient Medical, Triple-Net Leased Properties and ISHC segments for approximately $120.5 million. During the year ended December 31, 2024, the Company sold approximately $155.5 million of properties from various segments, further refining its portfolio and using proceeds to pay down debt or allocate capital to better risk-adjusted return opportunities, such as SHOP acquisitions and ISHC development.
Subsequent to quarter end, the Company sold one SHOP property for approximately $3.3 million.
Capital Markets and Balance Sheet Activity
As of December 31, 2024, the Company’s total consolidated indebtedness was $1.69 billion, and it had approximately $984.3 million of total liquidity, comprised of cash, restricted cash and undrawn capacity on its lines of credit. The Company's Net Debt-to-Annualized Adjusted EBITDA as of December 31, 2024, was 4.3x.
During the three months ended December 31, 2024, the Company established an ATM equity offering program, pursuant to which it may, from time to time, offer and sell shares of common stock for aggregate gross proceeds of up to $500 million. During the three months ended December 31, 2024, the Company issued 4,285,531 shares of common stock through its ATM program for gross proceeds of approximately $120.2 million, at an average price of $28.05 per share. As of December 31, 2024, the remaining amount available under the ATM program for future sales of common stock was approximately $379.8 million.
“Our guidance reflects our expectation that 2025 will be another year of strong earnings growth, building on the excellent double-digit Same-Store NOI growth delivered in 2024,” said Brian Peay, the Company’s Chief Financial Officer. "Additionally, we were able to strategically raise additional equity at attractive pricing and utilize those proceeds to buy out the remainder of Trilogy and also dramatically improve our balance sheet. I am very proud of the team’s efforts this year, creating capacity to allow us to continue to execute on our business plan while ending the year with Net Debt-to- Annualized Adjusted EBITDA of 4.3x.”
Full Year 2025 Guidance
The Company is issuing guidance for the year ending December 31, 2025. The Company's 2025 guidance does not assume any additional transaction or capital markets activity beyond the items disclosed in this earnings release. Guidance ranges are detailed below:

	Full Year 2025 Guidance		Full Year 2024 Results
Metric	Midpoint	FY 2025 Range
Net income (loss) per diluted share	$0.28	$0.26 to $0.30	$(0.29)
NAREIT FFO per diluted share	$1.51	$1.49 to $1.53	$1.26
NFFO per diluted share	$1.58	$1.56 to $1.60	$1.41
Total Portfolio SS NOI Growth	8.5%	7.0% to 10.0%	17.7%
Segment-Level SS NOI
Growth / (Decline):
ISHC	11.0%	10.0% to 12.0%	23.8%
Outpatient Medical	0.0%	(1.0%) to 1.0%	0.5%
SHOP	20.0%	18.0% to 22.0%	52.8%
Triple-Net Leased Properties	(1.0%)	(1.5%) to (0.5%)	3.2%

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____________
Certain of the assumptions underlying the Company’s 2025 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Fourth Quarter 2024 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide without reasonable effort guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking Non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenues and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

Distributions
As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended December 31, 2024 of $0.25 per share of its common stock. The fourth quarter distribution was paid in cash on January 17, 2025, to stockholders of record as of December 31, 2024.
Supplemental Information
The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of, and for the three months ended, December 31, 2024, and certain other information, which is available on the Investor Relations section of the Company's website at https://ir.americanhealthcarereit.com.
Conference Call and Webcast Information
The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on February 28, 2025. During the conference call, Company executives will review fourth quarter 2024 results, provide additional comments on its 2025 guidance, discuss recent events and conduct a question-and-answer period.
To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/718447410.
To join the live telephone conference call, please dial one of the following numbers at least five minutes prior to the start time:
North America - Toll-Free: (800) 715-9871
International Toll: +1 (646) 307-1963
Conference ID: 2930459
A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.
Forward-Looking Statements
Certain statements contained in this press release, including statements relating to the Company's expectations regarding its interest expense savings, balance sheet, net income or loss per diluted share, FFO per diluted share, NFFO per diluted share, total portfolio Same-Store NOI growth, segment-level Same-Store NOI growth or decline, occupancy, NOI growth, revenue growth, margin expansion, purchases and sales of assets, construction plans, and plans for Trilogy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based
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on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, expected to be filed on February 28, 2025, and other periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.
Non-GAAP Financial Measures
The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following Non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt-to-Annualized Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these Non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the Non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below for further information regarding the Company's Non-GAAP financial measures.
EBITDA and Adjusted EBITDA
Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided from operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies. In addition, management uses Net Debt-to-Annualized Adjusted EBITDA as a measure of our ability to service our debt.
Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)
We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss). However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the Non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.
Net Operating Income
We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and
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Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and is useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.
NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.
About American Healthcare REIT, Inc.
American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing, and outpatient medical buildings across the United States, the United Kingdom and the Isle of Man.
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AMERICAN HEALTHCARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	December 31,
	2024	2023
ASSETS
Real estate investments, net	$3,366,648	$3,425,438
Debt security investment, net	91,264	86,935
Cash and cash equivalents	76,702	43,445
Restricted cash	46,599	47,337
Accounts and other receivables, net	211,104	185,379
Identified intangible assets, net	161,473	180,470
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	163,987	227,846
Other assets, net	135,338	146,141
Total assets	$4,488,057	$4,577,933

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$982,071	$1,302,396
Lines of credit and term loan, net	688,534	1,223,967
Accounts payable and accrued liabilities	258,324	242,905
Identified intangible liabilities, net	3,001	6,095
Financing obligations	34,870	41,756
Operating lease liabilities	165,239	225,502
Security deposits, prepaid rent and other liabilities	51,856	76,134
Total liabilities	2,183,895	3,118,755

Commitments and contingencies

Redeemable noncontrolling interests	220	33,843

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value per share; 700,000,000 shares authorized; 157,446,697 shares issued and outstanding as of December 31, 2024 and none issued and outstanding as of December 31, 2023	1,564	—
Class T common stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 19,552,856 shares issued and outstanding as of December 31, 2023	—	194
Class I common stock, $0.01 par value per share; 100,000,000 shares authorized; none issued and outstanding as of December 31, 2024 and 46,673,320 shares issued and outstanding as of December 31, 2023	—	467
Additional paid-in capital	3,720,268	2,548,307
Accumulated deficit	(1,458,089)	(1,276,222)
Accumulated other comprehensive loss	(2,512)	(2,425)
Total stockholders’ equity	2,261,231	1,270,321
Noncontrolling interests	42,711	155,014
Total equity	2,303,942	1,425,335
Total liabilities, redeemable noncontrolling interests and equity	$4,488,057	$4,577,933
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AMERICAN HEALTHCARE REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues and grant income:
Resident fees and services	$496,833	$433,284	$1,883,798	$1,668,742
Real estate revenue	45,907	49,267	186,870	190,401
Grant income	—	30	—	7,475
Total revenues and grant income	542,740	482,581	2,070,668	1,866,618
Expenses:
Property operating expenses	430,572	385,012	1,653,893	1,502,310
Rental expenses	13,039	13,053	53,239	57,475
General and administrative	12,064	11,341	47,559	47,510
Business acquisition expenses	807	3,551	7,141	5,795
Depreciation and amortization	46,915	43,960	179,192	182,604
Total expenses	503,397	456,917	1,941,024	1,795,694
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt and derivative extinguishments)	(30,301)	(41,185)	(127,730)	(163,191)
Gain (loss) in fair value of derivative financial instruments	3,192	(9,126)	1,030	(926)
Gain on dispositions of real estate investments, net	2,956	2,695	5,213	32,472
Impairment of real estate investments	(45,755)	(1,389)	(45,755)	(13,899)
Impairment of intangible assets	—	(10,520)	—	(10,520)
Loss from unconsolidated entities	(2,505)	(794)	(6,868)	(1,718)
Gain on re-measurement of previously held equity interest	—	—	—	726
Foreign currency (loss) gain	(3,119)	1,935	(774)	2,307
Other income, net	4,246	1,649	11,353	7,601
Total net other expense	(71,286)	(56,735)	(163,531)	(147,148)
Loss before income taxes	(31,943)	(31,071)	(33,887)	(76,224)
Income tax (expense) benefit	(486)	112	(1,713)	(663)
Net loss	(32,429)	(30,959)	(35,600)	(76,887)
Net loss (income) attributable to noncontrolling interests	656	3,534	(2,212)	5,418
Net loss attributable to controlling interest	$(31,773)	$(27,425)	$(37,812)	$(71,469)
Net loss per share of Common Stock, Class T common stock and Class I common stock attributable to controlling interest:
Basic	$(0.21)	$(0.42)	$(0.29)	$(1.08)
Diluted	$(0.21)	$(0.42)	$(0.29)	$(1.08)
Weighted average number of shares of Common Stock, Class T common stock and Class I common stock outstanding:
Basic	153,702,650	66,079,343	130,637,539	66,047,114
Diluted	153,702,650	66,079,343	130,637,539	66,047,114

Net loss	$(32,429)	$(30,959)	$(35,600)	$(76,887)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(359)	199	(87)	265
Total other comprehensive (loss) income	(359)	199	(87)	265
Comprehensive loss	(32,788)	(30,760)	(35,687)	(76,622)
Comprehensive loss (income) attributable to noncontrolling interests	656	3,534	(2,212)	5,418
Comprehensive loss attributable to controlling interest	$(32,132)	$(27,226)	$(37,899)	$(71,204)
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AMERICAN HEALTHCARE REIT, INC.
FFO and Normalized FFO Reconciliation
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(32,429)	$(30,959)	$(35,600)	$(76,887)
Depreciation and amortization related to real estate — consolidated properties	46,877	43,922	179,040	182,452
Depreciation and amortization related to real estate — unconsolidated entities	504	147	1,186	401
Impairment of real estate investments — consolidated properties	45,755	1,389	45,755	13,899
Gain on dispositions of real estate investments, net — consolidated properties	(2,956)	(2,695)	(5,213)	(32,472)
Net loss (income) attributable to noncontrolling interests	656	3,534	(2,212)	5,418
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Depreciation, amortization, impairments, net gain/loss on dispositions and gain on re-measurement — noncontrolling interests	(1,986)	(6,846)	(17,851)	(26,518)
NAREIT FFO attributable to controlling interest	$56,421	$8,492	$165,105	$65,567

Business acquisition expenses	$807	$3,551	$7,141	$5,795
Amortization of above- and below-market leases	415	(2,489)	1,692	9,744
Amortization of closing costs — debt security investment	86	74	324	278
Change in deferred rent	(668)	(89)	(2,411)	1,149
Non-cash impact of changes to equity instruments	2,037	1,377	9,367	5,621
Capitalized interest	(73)	(36)	(334)	(163)
Loss on debt and derivative extinguishments	3,530	—	5,382	345
(Gain) loss in fair value of derivative financial instruments	(3,192)	9,126	(1,030)	926
Foreign currency loss (gain)	3,119	(1,935)	774	(2,307)
Impairment of intangible assets	—	10,520	—	10,520
Adjustments for unconsolidated entities	(1)	38	(320)	(321)
Adjustments for noncontrolling interests	(85)	(3,810)	(768)	(4,786)
Normalized FFO attributable to controlling interest	$62,396	$24,819	$184,922	$92,368
NAREIT FFO and Normalized FFO weighted average common shares outstanding — diluted	154,449,288	66,079,343	131,211,731	66,047,114
NAREIT FFO per common share attributable to controlling interest — diluted	$0.37	$0.13	$1.26	$0.99
Normalized FFO per common share attributable to controlling interest — diluted	$0.40	$0.38	$1.41	$1.40
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AMERICAN HEALTHCARE REIT, INC.
Adjusted EBITDA Reconciliation
For the Three Months Ended December 31, 2024
(In thousands) (Unaudited)

Net loss	$(32,429)
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishments)	30,301
Income tax expense	486
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	47,376
EBITDA	$45,734

Loss from unconsolidated entities	2,505
Straight line rent and amortization of above/below market leases	(714)
Non-cash impact of changes to equity instruments	2,037
Business acquisition expenses	807
Gain on dispositions of real estate investments, net	(2,956)
Amortization of closing cost - debt security investment	86
Foreign currency loss	3,119
Gain in fair value of derivative financial instruments	(3,192)
Impairment of real estate investments	45,755
Non-recurring one-time items	(2,024)

Adjusted EBITDA	$91,157
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AMERICAN HEALTHCARE REIT, INC.
NOI and Cash NOI Reconciliation
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(32,429)	$(30,959)	$(35,600)	$(76,887)
General and administrative	12,064	11,341	47,559	47,510
Business acquisition expenses	807	3,551	7,141	5,795
Depreciation and amortization	46,915	43,960	179,192	182,604
Interest expense	30,301	41,185	127,730	163,191
(Gain) loss in fair value of derivative financial instruments	(3,192)	9,126	(1,030)	926
Gain on dispositions of real estate investments, net	(2,956)	(2,695)	(5,213)	(32,472)
Impairment of real estate investments	45,755	1,389	45,755	13,899
Impairment of intangible assets	—	10,520	—	10,520
Loss from unconsolidated entities	2,505	794	6,868	1,718
Gain on re-measurement of previously held equity interest	—	—	—	(726)
Foreign currency loss (gain)	3,119	(1,935)	774	(2,307)
Other income, net	(4,246)	(1,649)	(11,353)	(7,601)
Income tax expense (benefit)	486	(112)	1,713	663
Net operating income	$99,129	$84,516	$363,536	$306,833

Grant Income	—	(30)	—	(7,475)
Total NOI (excluding Grant Income)	$99,129	$84,486	$363,536	$299,358

Straight line rent	(672)	(584)	(3,234)	(3,481)
Facility rental expense	7,642	8,774	31,989	37,025
Other non-cash adjustments	158	(2,397)	1,187	9,946
COVID subsidies	—	—	—	(171)
Cash NOI from dispositions	(2,508)	—	(2,508)	—
Cash NOI attributable to noncontrolling interests(1)	(271)	(242)	(1,016)	(895)
Cash NOI	$103,478	$90,037	$389,954	$341,782
____________
(1)All periods are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
ISHC
NOI (excluding Grant Income)	$53,586	$41,766	$189,273	$146,063
Facility rental expense	7,642	8,774	31,989	37,025
Cash NOI from dispositions	(341)	—	(341)	—
Cash NOI (1)	$60,887	$50,540	$220,921	$183,088
New acquisitions/dispositions/transitions/other (1)	(6,266)	(6,709)	(24,153)	(24,975)
Non-Core Properties (1)	(928)	(460)	(4,007)	(160)
Other normalizing adjustments (1)	—	(1,429)	974	(1,429)
Same-Store NOI (1)	$53,693	$41,942	$193,735	$156,524

Outpatient Medical
NOI	$20,800	$23,825	$83,855	$91,611
Straight line rent	(134)	(291)	(568)	(1,320)
Other non-cash adjustments	(81)	(2,633)	252	(1,959)
Cash NOI from dispositions	(261)	—	(261)	—
Cash NOI (2)	$20,324	$20,901	$83,278	$88,332
New acquisitions/dispositions/transitions	—	(802)	(2,119)	(7,664)
Non-Core Properties	(335)	(373)	(1,506)	(1,406)
Same-Store NOI (2)	$19,989	$19,726	$79,653	$79,262

SHOP
NOI	$12,675	$6,506	$40,632	$20,369
Other non-cash adjustments	—	11	—	5
COVID subsidies	—	—	—	(171)
Cash NOI attributable to noncontrolling interests (2)	(80)	(56)	(264)	(158)
Cash NOI	$12,595	$6,461	$40,368	$20,045
New acquisitions/dispositions/transitions	(3,236)	(1,010)	(7,256)	1,474
Development conversion	576	340	2,290	1,551
Other normalizing adjustments	—	171	233	257
Same-Store NOI	$9,935	$5,962	$35,635	$23,327

Triple-Net Leased Properties
NOI	$12,068	$12,389	$49,776	$41,315
Straight line rent	(538)	(293)	(2,666)	(2,161)
Other non-cash adjustments	239	225	935	11,900
Cash NOI from dispositions	(1,906)	—	(1,906)	—
Cash NOI attributable to noncontrolling interest (2)	(191)	(186)	(752)	(737)
Cash NOI	$9,672	$12,135	$45,387	$50,317
Debt security investment	(2,117)	(2,011)	(8,690)	(8,040)
New acquisitions/dispositions/transitions	—	(2,708)	(6,454)	(12,996)
Non-Core Properties	(379)	(359)	(1,495)	(1,413)
Same-Store NOI	$7,176	$7,057	$28,748	$27,868
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AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation - (Continued)
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total Portfolio
NOI (excluding Grant Income)	$99,129	$84,486	$363,536	$299,358
Straight line rent	(672)	(584)	(3,234)	(3,481)
Facility rental expense	7,642	8,774	31,989	37,025
Other non-cash adjustments	158	(2,397)	1,187	9,946
COVID subsidies	—	—	—	(171)
Cash NOI from dispositions	(2,508)	—	(2,508)	—
Cash NOI attributable to noncontrolling interests (2)	(271)	(242)	(1,016)	(895)
Cash NOI (1)(2)	$103,478	$90,037	$389,954	$341,782
Debt security investment	(2,117)	(2,011)	(8,690)	(8,040)
New acquisitions/dispositions/transitions/other (1)	(9,502)	(11,229)	(39,982)	(44,161)
Development conversion	576	340	2,290	1,551
Non-Core Properties (1)	(1,642)	(1,192)	(7,008)	(2,979)
Other normalizing adjustments (1)	—	(1,258)	1,207	(1,172)
Same-Store NOI (1)(2)	$90,793	$74,687	$337,771	$286,981

____________
(1)Prior periods' information is presented to reflect the increase in ownership to 100% in the Company's ISHC segment effective September 2024.
(2)All periods are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
ISHC
GAAP revenue and Grant Income	$423,290	$384,993	$1,619,812	$1,489,355
Grant Income	—	(30)	—	(7,475)
Cash revenue from dispositions	(1,774)	—	(1,774)	—
Cash revenue (1)	$421,516	$384,963	$1,618,038	$1,481,880
Revenue attributable to non-Same-Store properties (1)	(128,772)	(117,025)	(491,479)	(441,605)
Revenue attributable to Non-Core Properties (1)	(8,098)	(6,926)	(31,251)	(25,237)
Other normalizing revenue adjustments (1)	—	—	(1,236)	—
Same-Store revenue (1)	$284,646	$261,012	$1,094,072	$1,015,038

Outpatient Medical
GAAP revenue	$33,276	$36,257	$134,740	$146,068
Straight line rent	(134)	(291)	(568)	(1,320)
Other non-cash adjustments	(399)	(2,995)	(1,113)	(3,349)
Cash revenue from dispositions	(304)	—	(304)	—
Cash revenue (2)	$32,439	$32,971	$132,755	$141,399
Revenue attributable to non-Same-Store properties	—	(1,197)	(3,029)	(12,721)
Revenue attributable to Non-Core Properties	(479)	(482)	(2,004)	(1,892)
Same-Store revenue (2)	$31,960	$31,292	$127,722	$126,786

SHOP
GAAP revenue	$73,543	$48,321	$263,986	$186,862
Cash revenue attributable to noncontrolling interests (2)	(304)	(271)	(1,167)	(1,287)
Cash revenue	$73,239	$48,050	$262,819	$185,575
Revenue attributable to non-Same-Store properties	(27,955)	(7,692)	(86,922)	(28,178)
Revenue attributable to development conversion	(491)	(183)	(1,587)	(1,451)
Same-Store revenue	$44,793	$40,175	$174,310	$155,946

Triple-Net Leased Properties
GAAP revenue	$12,631	$13,010	$52,130	$44,333
Straight line rent	(538)	(293)	(2,666)	(2,161)
Other non-cash adjustments	220	206	859	11,833
Cash revenue from dispositions	(1,910)	—	(1,910)	—
Cash revenue attributable to noncontrolling interest (2)	(190)	(186)	(752)	(738)
Cash revenue	$10,213	$12,737	$47,661	$53,267
Debt security investment	(2,117)	(2,011)	(8,690)	(8,040)
Revenue attributable to non-Same-Store properties	—	(2,757)	(6,507)	(13,662)
Revenue attributable to Non-Core Properties	(499)	(445)	(1,881)	(1,802)
Same-Store revenue	$7,597	$7,524	$30,583	$29,763
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AMERICAN HEALTHCARE REIT, INC.
Same-Store Revenue Reconciliation - (Continued)
For the Three Months Ended and Years Ended December 31, 2024 and 2023
(In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Total Portfolio
GAAP revenue and Grant Income	$542,740	$482,581	$2,070,668	$1,866,618
Straight line rent	(672)	(584)	(3,234)	(3,481)
Other non-cash adjustments	(179)	(2,789)	(254)	8,484
Grant Income	—	(30)	—	(7,475)
Cash revenue from dispositions	(3,988)	—	(3,988)	—
Cash revenue attributable to noncontrolling interests (2)	(494)	(457)	(1,919)	(2,025)
Cash revenue (1)(2)	$537,407	$478,721	$2,061,273	$1,862,121
Debt security investment	(2,117)	(2,011)	(8,690)	(8,040)
Revenue attributable to non-Same-Store properties (1)	(156,727)	(128,671)	(587,937)	(496,166)
Revenue attributable to development conversion	(491)	(183)	(1,587)	(1,451)
Revenue attributable to Non-Core Properties (1)	(9,076)	(7,853)	(35,136)	(28,931)
Other normalizing revenue adjustments (1)	—	—	(1,236)	—
Same-Store revenue (1)(2)	$368,996	$340,003	$1,426,687	$1,327,533
____________
(1)Prior periods' information is presented to reflect the increase in ownership to 100% in the Company's ISHC segment effective September 2024.
(2)All periods are based upon current quarter's ownership percentage.
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AMERICAN HEALTHCARE REIT, INC.
Earnings Guidance Reconciliation
For the Year Ending December 31, 2025
(Dollars and shares in millions, except per share amounts) (Unaudited)

	Full Year 2025 Guidance
	Low		High
Net income attributable to common stockholders	$40.59		$46.71
Depreciation and amortization(1)	192.49		192.49
NAREIT FFO attributable to common stockholders	$233.08		$239.20

Amortization of other intangible assets/liabilities(1)	$1.89		$1.89
Change in deferred rent(1)	(1.00)		(1.00)
Non-cash impact of changes to equity plan(1)(2)	8.96		8.96
Other adjustments(3)	1.26		1.26
Normalized FFO attributable to common stockholders	$244.19	$—	$250.31

Net income per common share — diluted	$0.26		$0.30

NAREIT FFO per common share — diluted	$1.49		$1.53

Normalized FFO per common share — diluted	$1.56		$1.60

NAREIT FFO and Normalized FFO weighted average shares — diluted	156.4		156.4

Total Portfolio Same-Store NOI growth	7.0%		10.0%

Segment-Level Same-Store NOI growth / (decline):
ISHC	10.0%		12.0%
Outpatient Medical	(1.0%)		1.0%
SHOP	18.0%		22.0%
Triple-Net Leased Properties	(1.5%)		(0.5%)
____________
(1)Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.
(2)Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)Includes adjustments for capitalized interest, business acquisition expenses and additional items as noted in the Company’s definition for NFFO.

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Definitions
Adjusted EBITDA: EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items.
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include Pro-Rata ownership and other adjustments.
EBITDA: A Non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
GAAP revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are operated utilizing a RIDEA structure.
MSA: Metropolitan statistical area; a geographic area defined by the United States Office of Management and Budget that includes a city with at least 50,000 people and the surrounding counties with economic ties. MSAs are used to group cities and counties for statistical data and population censuses.
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a Non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
Net Debt: Total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt.
NOI: Net operating income; a Non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairments of real estate investments, impairments of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
Normalized FFO attributable to controlling interest or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): expensed acquisition fees and costs, which we refer to as business acquisition expenses; amounts relating to changes in deferred rent and amortization of above and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-
Page | 17

recurring income or expense; the noncash effect of income tax benefits or expenses; capitalized interest; impairments of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our Pro-Rata share.
Outpatient Medical or OM: Outpatient Medical buildings.
Pro-Rata: As of December 31, 2024, we owned and/or operated eight buildings through entities of which we owned between 90.0% and 98.0% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.
RevPOR: Revenue per occupied room. RevPOR is calculated as total revenue generated by occupied rooms divided by the number of occupied rooms.
RIDEA: Used to describe properties within the portfolio that utilize the RIDEA structure as described in “RIDEA structure”.
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
SHOP: Senior housing operating properties.
Page | 18

Square Feet or Sq. Ft.: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Total Debt: The principal balances of the Company’s revolving credit facility, term loan and secured indebtedness as reported in the Company’s consolidated financial statements.
Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly owned a 100% interest as of December 31, 2024.
Trilogy REIT Holdings or Trilogy Holdings: Trilogy REIT Holdings, LLC, which indirectly owned a 100% interest in Trilogy as of December 31, 2024.
Triple-net leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property, and paying property taxes and other expenses.
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